As Filed with the Securities and Exchange Commission on November 4, 2008

Registration No. 333-99515

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

JOLLEY MARKETING, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	9995	87-0622284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

374 East 400 South

Suite 3

Springville, UT  84663

(801) 489-9438

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven L. White, President

374 East 400 South

Suite 3

Springville, UT  84663

(801) 489-9438

(Name, address, including zip code, and telephone number

including area code, of agents for service)

Copies to:

Ronald N. Vance, P.C.

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT  84095

(801) 446-8802

(801) 446-8803 (fax)

ron@vancelaw.us

_____________

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value	3,113,750	$0.0375	$116,766	$4.59

_______________

(1)

The maximum offering price has been estimated solely for the purpose of determining our registration fee pursuant to Rule 457(o).  The selling stockholders will offer to sell the shares of common stock at $0.375 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other established public trading market, and thereafter at prices determined at the time of sale by the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2008

JOLLEY MARKETING, INC.

3,113,750 Shares of Common Stock

This prospectus relates to the public offering of up to 3,113,750 outstanding shares of common stock of Jolley Marking, Inc., a Nevada corporation, which shares may be sold from time to time by certain of our selling stockholders for their own accounts.  Our common stock does not currently trade in an established public trading market or on any national securities exchange.

The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis.  The sales may be conducted in the open market or in privately negotiated transactions, and will be made at the fixed price of $0.0375 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at fixed prices, prevailing market prices at the time of sale, varying prices or negotiated prices.  We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.  We will pay the expenses of the registration of these shares.

There is no scheduled termination date for this offering.  We are obligated under registration rights agreements with the selling stockholders to keep this offering open for a period of up to one year, unless prior to that date all securities in this offering are sold or can be sold under certain resale safe harbors or are no longer outstanding, or unless a change of control occurs.

Investing in our stock involves risks.  You should carefully consider the Risk Factors beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2008

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TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

5

RISK FACTORS

5

FORWARD-LOOKING STATEMENTS

8

USE OF PROCEEDS

9

MARKET FOR OUR COMMON STOCK

9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

9

PROPOSED BUSINESS

12

MANAGEMENT

15

EXECUTIVE COMPENSATION

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

SELLING STOCKHOLDERS

17

DESCRIPTION OF SECURITIES

20

PLAN OF DISTRIBUTION

20

LEGAL MATTERS

21

EXPERTS

21

ADDITIONAL INFORMATION

21

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Jolley Marketing, Inc.

Jolly Marketing, Inc. was incorporated on December 3, 1998, in the State of Nevada.  From our inception through June 2008, we were engaged in the startup phase of our business as a retail provider of lighting products.  Our company presently has nominal cash assets and we have not generated any revenue since June 2008.  Since July 1, 2008, we have been a “shell company” as defined pursuant to Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).  We intend to seek to acquire the assets or voting securities of one or more other companies that are actively engaged in a business that generates revenues in exchange for securities of our company, or to be acquired by such a company.  We have not identified a particular acquisition target or entered into any negotiations regarding any such acquisition.  We intend to remain a shell company until a merger or acquisition is consummated.

Our principal executive offices are located at 374 East 400 South, Suite 3, Springville, UT  84663.  Our telephone number is (801) 489-9438.

The Offering

Common stock offered by selling stockholders	3,113,750 shares of outstanding common stock.
Offering price per share

$0.0375 until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at fixed prices, prevailing market prices at the time of sale, varying prices or negotiated prices.

Common stock outstanding at October 28, 2008	18,113,750 shares
Estimated offering costs	$35,000, all of which will be paid by us.
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.
Trading market	There is no established trading market for our common shares.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Related to Our Company and its Proposed Business:

Because we have failed to generate sufficient revenue from operations to meet our cash flow requirements, and are no longer generating any revenue from operations, there is substantial doubt about our ability to continue as a going concern.

We generated only minimal revenue from operations during the years ended December 31, 2007 and 2006, and for the nine-month interim period ended September 30, 2008.  Although our historical financial statements were prepared assuming that we would continue as a going concern, in the view of our independent auditor there is substantial doubt about our ability to continue as a going concern.  Since we do not expect to generate any revenue from operations for the foreseeable future, our ability to continue as a going concern will depend, in large part, on our ability to acquire or to be acquired by an operating company or otherwise to raise additional capital through equity or debt financing transactions.  We currently do not have any readily available source of significant financing other than our sole director and his affiliates.  Our financial statements do not include any adjustments that might result should our company be unable to continue as a going concern.

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We have ceased business operations, are not generating revenue from business operations, and have no source of generating revenue from operations until we are acquired by or acquire an operating company.  We may not have sufficient funds to satisfy our cash flow requirements until we recommence business operations.

Accordingly, potential investors should evaluate our company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control.  These risks include (a) a lack of sufficient capital and (b) unanticipated problems, delays, and expenses relating to acquisitions of other businesses or product development and implementation.  Our company’s historical financial data are of limited value in anticipating future revenue, capital requirements, and operating expenses.  Our planned capital requirements and expense levels will be based in part on our expectations concerning potential acquisitions, capital investments, and future revenue, all of which are difficult to forecast accurately due to our company’s current stage of development.  We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue.

We anticipate that we have sufficient cash on hand to meet our cash flow requirements for a period of at least 12 months.  If we are unable to acquire, or be acquired by, an operating company within that period, or if our funds are otherwise exhausted through unsuccessful acquisition transactions or otherwise, we would be required to obtain additional financing to meet our ongoing cash flow requirements.  We have no agreements or arrangements with anyone to provide additional financing.  Also, if we are required to seek additional financing through loans or capital investments, it is likely that the terms of such financings would be less favorable than would be expected for an operating company.  Any type of additional financing could result in the issuance of additional shares of common stock which could reduce the percentage ownership of existing shareholders.

We will face a variety of risks associated with new business operations that we may acquire or that may acquire our company in the future.

We cannot provide assurance that we will be able to

·	identify suitable operating businesses to acquire or that will be able to acquire our company;

·	make acquisitions or be acquired on commercially acceptable terms;

·	effectively integrate and manage the combined operations of the businesses we acquire or that acquire us; or

·	achieve operating and growth strategies with respect to the operating businesses that we acquire or that acquire us.

The integration of the management, personnel, operations, products, services, technologies, and facilities of any business that we acquire or that acquires us in the future could involve unforeseen difficulties.  These difficulties could disrupt ongoing businesses, distract management and employees, and increase operating expenses, which could have a material adverse affect on our company’s business, financial condition, and operating results.

If we acquire or are acquired by an operating company, the persons who control that company will likely be able to control our company indefinitely.

Generally, in transactions where a shell company such as our company acquires or is acquired by an operating company, the persons who own and control the operating company receive securities that represent a significant majority of our outstanding voting securities following the acquisition.  As a result, the owners and management of an operating company that we acquire or that acquires our company likely will be able to control the management and affairs of our company and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, for an indefinite period of time after the closing of such a transaction.  This concentration of ownership might adversely affect the market value of our common stock in the future and the voting and other rights of our other stockholders.

The determination of a suitable business opportunity for the company will be made by Mr. White, our sole officer and director and may be made without the consent or approval of the other shareholders.

Mr. White owns 15,100,000 shares of our common stock which represents approximately 83.4% of the total outstanding shares, which means that he has sufficient votes to approve any transaction requiring shareholder approval, including the decision with regard to any potential acquisition target.  In addition, neither our articles of incorporation nor our bylaws prohibit Mr. White from effecting a transaction with an operating business entity without shareholder approval.  Further, the corporate laws of the State of Nevada do not in all instances require the approval of the shareholders to acquire, or be acquired by, another entity.  Shareholders of the company will be dependent upon the determinations made by Mr. White as to the particular operating entity with which to enter into a reverse acquisition transaction.

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Mr. White serves as a sole director of other shell companies and will be deemed to have a conflict of interest in the determination of which, if any, potential target company will be presented to these companies.

Mr. White serves as the sole director of United Restaurant Management, Inc., Millstream Ventures, Inc., and USATCO, Inc., each of which is a shell company in varying stages of readiness to complete a potential reverse acquisition.  United Restaurant is a reporting company which has made application for quotation of its stock on the OTC Bulletin Board.  Millstream Ventures, Inc. is a reporting company the stock of which is quoted on the OTC Bulletin Board.  USATCO is a reporting company which is delinquent in its filing obligations.  Mr. White proposes to offer any potential target company to the first company which obtains a trading symbol and is otherwise ready to enter into a reverse acquisition transaction.  It is likely that United Restaurant would be in a position to entertain a potential reverse acquisition transaction prior to our company.  In such event, the first reverse acquisition transaction made known to Mr. White would be made to this entity.

In our search for suitable target companies, we will have limited funds to conduct a due diligence review of the target company,  in which case there may be risks associated with the transaction which we may be unable to discover prior to completing the reverse acquisition transaction.

Management estimates that it has sufficient funds to conduct a limited due diligence review of one or perhaps two potential privately held operating companies, unless we are able to negotiate to have the target company reimburse us for these expenses.  Management does not believe we will have sufficient funds to retain the services of experts in the industry of the target company to analyze the risks of conducting operations in that industry.  Management also does not anticipate having sufficient funds to retain business or financial experts to analyze the risks of the business operations of the particular target company.  Nor does management anticipate that it will have sufficient funds to retain market analysts to evaluate the potential market for the company’s common stock following completion of the reverse acquisition.  Thus, there may exist material risks in the industry or business of the target company that may have a negative impact on the market for our common stock after the acquisition which we may be unable to fully analyze prior to the closing of the reverse acquisition transaction.

Risks Related to Our Common Stock:

There is no current public trading market for our common stock, which means that purchasers of our shares may not be able to liquidate their investment.

Our common stock is not presently quoted on either the Pink Sheets or the OTC Bulletin Board and is not listed on any exchange.  Management intends to seek application for the common stock to be quoted on the OTC Bulletin Board.  Application to the OTC Bulletin Board requires the filing of the application by a broker-dealer willing to become a market maker in our stock.  We have not entered into any negotiations or agreements with a market maker, nor have we identified the specific firm to make the application to the OTC Bulletin Board.  If we are unable to complete the application process, our stock will be illiquid and it is unlikely that an investor in our shares would be able to sell his shares.

Because our shares are designated as Penny Stock, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus may be more illiquid than shares not designated as penny stock.  The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are defined generally as non-NASDAQ equity securities with a price of less than $5.00 per share; that are not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers’ account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares, if a public trading market develops in the future.  Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market.  These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

7

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our articles of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders.  If the board causes any preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.  The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock.  Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock.  In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.  We have no current plans to issue any shares of preferred stock.

We have not paid, and do not intend to pay, dividends and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends since inception.  We do not anticipate paying any cash dividends in the foreseeable future.  As a result, our investors will not be able to benefit from owning our common stock unless a public trading market is established and unless the market price of our common stock becomes greater than the price paid for the stock by these investors, plus selling commissions.

Any public trading market for our common stock which may develop in the future will likely be a volatile one and will likely result in higher spreads in stock prices.

We propose to make application for our stock to be quoted on the OTC Bulletin Board and to trade in the over-the-counter market.  The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations and other factors, such as our ability to effect a reverse acquisition with an operating company, as well as economic conditions and quarterly variations in our results of operations if we are able to complete a reverse acquisition transaction with an operating company, may adversely affect the market price of our common stock.  In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ or other exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges.  Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers.  We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread.  These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers.  Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale.  For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks.  There is no assurance that at the time the investor wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that constitute “forward-looking statements.”  These forward-looking statements often are characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts.  Specific forward-looking statements contained in this prospectus include, but are not limited to our ability to acquire or to be acquired by an operating company.

Forward-looking statements involve risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.  Factors and risks that could affect our results and achievements and cause them to materially differ from those contained in the forward-looking statements include those identified throughout this prospectus, including those factors identified above.  Forward-looking statements speak only as of the date the statement was made.  We do not undertake and specifically decline any obligation to update any forward-looking statements included in this prospectus.

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USE OF PROCEEDS

The shares of common stock offered in this prospectus are being registered for the account of the selling stockholders identified in this prospectus.  All of the net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of the shares.

MARKET FOR OUR COMMON STOCK

Market Information

Our company’s common stock has never been listed or traded on any securities exchange or trading market.  We have outstanding no options, warrants, or other instruments convertible into our common stock.  We have granted registration rights to the selling stockholders herein.  We have not otherwise proposed to publicly offer any shares of our common stock in a primary offering.

Holders

As of October 28, 2008, there were 18,113,750 shares of common stock outstanding and 68 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  We have appointed Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025, to act as the transfer agent of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock.  We may pay dividends in the future on our common stock if, as, and when declared by our Board of Directors out of funds legally available therefor.  Our Board of Directors has not adopted a dividend policy.  The payment of cash dividends on our common stock is unlikely in the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will depend upon our company’s earnings, capital requirements, financial condition, and any other factors deemed relevant by the Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

We currently do not maintain any equity compensation plans and there are no shares of common stock currently authorized for issuance under any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis is presented to assist in understanding our financial condition for the fiscal years ended December 31, 2007 and 2006, and for the interim periods ended September 30, 2008 and 2007.  You should read our audited financial statements for the years ended December 31, 2007 and 2006, including the related notes thereto, as well as our unaudited interim financial statements for the nine months ended September 30, 2008 and 2007, and related notes, in conjunction with this Management’s Discussion and Analysis.  In particular, you should read Note 1 to our audited financial statements for a description of our significant accounting policies.  This discussion contains predictions, estimates, and other forward-looking statements that involve a number of risks and uncertainties, including those discussed elsewhere in this prospectus.  These risks could cause our actual results to differ materially from those anticipated in these forward-looking statements.

Plan of Operation

As a shell company, we currently have no operations and nominal assets.  Nevertheless, we believe we possess a stockholder base that will make us an attractive merger or acquisition candidate to an operating privately held company seeking to become publicly held.  We intend to locate and combine with an existing privately held company that has profitable operations or, in our management’s view, potential for earnings and appreciation of value of its equity securities, irrespective of the industry in which it is engaged.  A combination may be structured as a merger, consolidation, exchange of our common stock for stock or assets of the operating company, or any other form that will result in the combined companies becoming an operating publicly held corporation.  We have not identified a particular acquisition target as of the date of this prospectus, and we currently are not engaged in any negotiations regarding such an acquisition.  We intend to provide our stockholders with complete disclosure documentation concerning the structure of a proposed business combination prior to consummation of such a transaction.

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We intend to remain a shell company until a merger or acquisition is consummated, and we anticipate that our cash requirements will be minimal during that time frame.  We do not anticipate that we will have to raise equity capital during the next 12 months.  We raised net proceeds of $26,982 in a non-public offering of our common stock completed in August 2008, which management believes will satisfy the cash flow requirements, which consist primarily of legal, accounting, and related expenses to enable us to prepare and file our reports with the Securities and Exchange Commission.  We currently anticipate that our sole director and controlling stockholder, and/or his affiliates in the future will provide the financing that may be required for our limited operations prior to the time that we complete a merger or acquisition transaction.  We also anticipate that such financing will be in the form of loans to our company that will have to be repaid or refinanced in connection with a merger or acquisition transaction, but could also include sales of our common stock in unregistered sales of the shares.  Our sole director and controlling stockholder, and his affiliates, however, are under no obligation to provide us with any amount of financing or to continue to provide financing to our company if they provide financing to us at a given time or from time to time.  Accordingly, we may not have access to a sufficient amount of capital to enable us to seek and locate a merger or acquisition candidate or to successfully negotiate and consummate a merger or acquisition transaction.

Pending negotiation and consummation of a business combination, we anticipate that we will have, aside from carrying on our search for a combination partner, no business activities and, accordingly, we will have no source of revenue.  Should we incur any significant liabilities prior to a combination with a private company, we may not be able to satisfy such liabilities as they are incurred.  If our management pursues one or more combination opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is possible that such efforts will exhaust our ability to continue to seek such combination opportunities before any successful combination can be consummated.

In our pursuit for a business combination partner, our management intends to consider only combination candidates that are profitable or, in management’s view, have growth potential.  Our management does not intend to pursue any combination proposal beyond the preliminary negotiation stage with any combination candidate that does not furnish us with audited financial statements for its historical operations or that cannot demonstrate to our management’s satisfaction that it can furnish audited financial statements in a timely manner.  We may engage attorneys and accountants to investigate a combination candidate and to consummate a business combination.  We may require payment of fees by such merger candidate to fund all or a portion of such expenses.  We may incur enhanced risks that any combined business combination will be unsuccessful to the extent we are unable to obtain the advice or reports from experts.

We intend to seek to carry out our business plan as discussed herein.  In order to do so, we will need to pay ongoing expenses, including particularly legal and accounting fees incurred in conjunction with future compliance with our ongoing reporting obligations under the Exchange Act.  Except as described above, we currently do not intend to raise funds, either debt or equity, from investors while our company is a shell company, and we currently do not intend to borrow any funds from third parties to make any payments to our management or affiliates.

We have no employees and do not expect to hire any prior to effecting a business combination.  Our sole officer has agreed to allocate a portion of his time to our company’s activities, without cash compensation.  We anticipate that our business plan can be implemented by his devoting a portion of his available time to our business affairs.

We are not registered and we do not propose to register as an investment company under the Investment Company Act of 1940.  We intend to conduct our business activities so as to avoid application of the registration and other provisions of the Investment Company Act of 1940 and the related regulations thereunder.

We have no material operating history, nominal cash, nominal other assets, and our business plan has significant business risks, as described elsewhere in this prospectus.  Our independent registered public accounting firm has issued an audit opinion on our financial statements that includes a statement that, in our auditor’s opinion, there is substantial doubt about our ability to continue as a going concern.

Lack of Significant Revenue

We generated limited revenue from operations during the years ended December 31, 2007 and 2006, and since our most recent year-end.  We do not expect to generate any revenue within the foreseeable future and may never be able to do so.

Results of Operations – Nine Months Ended September 30, 2008 and 2007

Revenue

Our revenues for the nine months ended September 30, 2008 and 2007, were $2,361 and $2,707, respectively.  However, in June 2008, the Board of Directors approved discontinuing the lighting business operations and we do not anticipate generating any revenue until we acquire or are acquired by an operating entity.  The decision to discontinue operations was based upon consideration of increasing competition in the industry, dwindling sales, and elevated costs associated with generating sales.

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Operating Expenses

For the nine months ended September 30, 2008, operating expenses were $41,549, consisting of $1,086 in other general and administrative expenses and $40,463 in professional fees for services performed during the period.  For the nine months ended September 30, 2007, operating expenses were $5,161, consisting of $1,511 in other general and administrative expenses and $3,650 in professional fees for services performed during the period.  The increase in operating expenses in 2008 compared with those in 2007 was due to increased professional fees in connection with the private offering of our stock completed in August 2008 and in preparation for filing this registration statement.

Net Loss

Our net income (loss) for the nine months ended September 30, 2008 and 2007 was $(40,695) and $(1,237), respectively, which resulted in a net income (loss) per share of $(0.00) for each period.  We anticipate that losses will increase during the period we incur professional fees associated with this registration statement and the application to the OTC Bulletin Board, and then will be significantly reduced and stabilize until we acquire or are acquired by an operating entity.

Results of Operations – Years Ended December 31, 2007 and 2006

Revenue

Our revenues during the years ended December 31, 2007 and 2006 were $3,263 and $9,232, respectively.  However, in June 2008, the Board of Directors approved discontinuing the lighting business operations and we do not anticipate generating any revenue until we acquire or are acquired by an operating entity.  The decision to discontinue operations was based upon consideration of increasing competition in the industry, dwindling sales, and elevated costs associated with generating sales.

Operating Expenses

For the year ended December 31, 2007, operating expenses were $13,617, consisting of professional fees in the amount of $11,457 and other general and administrative expenses of $2,160 during the period.  For the year ended December 31, 2006, operating expenses were $1,431, also consisting of professional fees in the amount of $563 and other general and administrative expenses of $868 during the period.  The increase in professional fees and general and administrative expenses from 2006 to 2007 was due to our preparations to become a reporting company with the SEC.

Net Loss

Our net income (loss) for the years ended December 31, 2007 and 2006 was $(9,544) and $1,372, respectively, which resulted in a net income (loss) per share of $(0.00) and $0.00, respectively.  We anticipate that losses will increase during the period we incur professional fees associated with this registration statement and the application to the OTC Bulletin Board, and then will be significantly reduced and stabilize until we acquire or are acquired by an operating entity.

Liquidity and Capital Resources

We currently have no operations and we anticipate that we will not generate any revenue until we consummate a business combination.  We believe the funds raised in our most recent non-public stock offering will be sufficient to meet our cash flow requirements for the next 12 months to support and preserve the integrity of our corporate entity, to fund the implementation of our business plan, and to comply with the periodic reporting requirements of the Exchange Act.   If we are unable to consummate a transaction with this period, we would need funds to support our existing operations and implementation of our plan of operation and to comply with the periodic reporting requirements of the Exchange Act.

We have no current plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to the identity of a merger or acquisition candidate and we do not anticipate that we will incur any significant debt, other than debt incurred to finance our ongoing expenditures for legal, accounting, and administrative expenses, prior to the consummation of a business combination.

Off-Balance Sheet Arrangements

At December 31, 2007, and at September 30, 2008, we did not have any off-balance sheet arrangements.

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PROPOSED BUSINESS

General

Jolly Marketing, Inc. was incorporated on December 3, 1998, in the State of Nevada.  Our company has assets of nominal value and we have generated no revenue since June 2008.  We are a “shell company” as defined pursuant to Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).  We intend to seek to acquire the assets or voting securities of one or more other companies that are actively engaged in a business that generates revenues in exchange for securities of our company, or to be acquired by such a company.  We have not identified a particular acquisition target or entered into any negotiations regarding any acquisition.

Our company currently intends to remain a shell company until a merger or acquisition is consummated.  We currently anticipate that our company’s cash requirements will be minimal until we complete such a merger or acquisition and that our sole director and officer, or his affiliates, will provide the financing that may be required for our limited operations prior to completing such a transaction.  We currently have no employees.  Our sole director and officer has agreed to allocate a portion of his time to the activities of our company, without cash compensation.  He anticipates that we can implement our business plan by devoting a portion of his available time to our business affairs.

Background

From our incorporation in 1998 through approximately June 2008, we were in the startup phase of our proposed business operations.  Originally, Ronald Jolley, the initial director and Chief Executive Officer, intended to operate the company as a telecommunications company by obtaining business service agreements.  He was not successful in obtaining service contracts and decided to redefine the company’s business plan to service industrial, commercial and residential lighting needs.  Beginning in February 2000, the company began selling lighting products for business and commercial applications in the greater metropolitan area of Utah County.  In addition, the company offered consulting services to help its customers achieve the optimum lighting solutions.  To this end, the company had agreements in place with a local wholesale suppliers of electronics to purchase lamps and lighting products at wholesale prices.  In turn, the company sold the lighting products at a marked up cost to its customers.

In September 2002, we filed a registration statement to raise up to $75,000 for operating capital through the sale of our common stock by Mr. Jolley as selling agent for the proposed offering.  Because of health problems of Mr. Jolley, the registration statement was withdrawn in November 2002 and no funds were raised.

We had only limited operations during this startup phase through June 30, 2008, at which time we ceased all business operations because of increased competition in the industry, dwindling sales, and elevated costs associated with generating sales.

From March 2005 through February 2006 we sold 750,000 post reverse split shares for $15,000 to generate operating capital for the company.

On August 2, 2007, the board authorized a reverse split of our outstanding shares of common stock at the rate of one share for each 10 shares outstanding.  At the time of the reverse stock split we had 19,137,500 shares outstanding, which were reduced to 1,913,750 shares as a result of the reverse stock split.  Unless otherwise stated herein, all outstanding shares designated herein give effect to this reverse stock split.

On August 30, 2007, we sold 15,000,000 shares to Steven L. White for $15,000 in a transaction which changed the control of our company from Mr. Jolley to Mr. White.  In connection with the stock purchase, Mr. White assumed management of our company and became the sole officer and director.  The purpose of this change of control was to alter the business of the company and permit us to seek potential operating target companies to acquire, or to be acquired by, in order to generate material business operations.

In August 2008 we completed a non-public offering of our common stock in which we sold 1,200,000 shares at $0.025 per share for gross proceeds of $30,000.  The net proceeds of this offering have been allocated and used for our operating costs.

Proposed Business

Selection of a Business

We anticipate that businesses for possible acquisition will be referred by various sources, including our sole officer and director, shareholders, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.  We will not engage in any general solicitation or advertising for a business opportunity, and will rely on personal contacts of our management and his affiliates, as well as indirect associations between them and other business and professional people.  By relying on “word of mouth,” we may be limited in the number of potential acquisitions we can identify.  While it is not presently anticipated that we will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the company.

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Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements.  Consequently, we are currently unable to predict the cost of utilizing such services.

We do not intend to restrict our search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location.  We may participate in a newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems.  Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture’s product or services will likely not be established, and the profitability of the venture will be unproved and cannot be predicted accurately.  If we participate in a more established firm with existing financial problems, we may be subjected to risk because our financial resources may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of our company.

The analysis of new businesses will be undertaken by or under the supervision of our sole officer and director.  In analyzing prospective businesses, management will consider, to the extent applicable: the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition, the quality and experience of management services which may be available and the depth of that management, the potential for further research, development, or exploration, the potential for growth and expansion, the potential for profit, the perceived public recognition or acceptance of products, services, or trade or service marks, name identification and other relevant factors.

The decision to participate in a specific business may be based on management’s analysis of the quality of the other firm’s management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria.  It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

We intend to analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor.  The period within which we may participate in a business cannot be predicted and will depend on circumstances beyond our control, including the availability of businesses, the time required for us to complete our investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for our participation, and other circumstances.

Acquisition of a Business

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted.  The structure of the particular business acquisition may be approved by the Board of Directors and may not require the approval of our shareholders.  Notwithstanding the above, we do not intend to participate in a business through the purchase of minority stock positions.  On the consummation of a transaction, it is likely that our present management and shareholders will not be in control of our company.  In addition, our sole director will likely, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders.

In the event we enter into an acquisition transaction with another entity, we will be required to report the transaction in a Current Report on Form 8-K within four business days following the execution of the agreement, and any amendment thereto, and within four business days following the closing of the transaction.  In addition, because we are a shell company, if the transaction results in our no longer being a shell company, we will be required to file within four business days a Current Report on Form 8-K which includes the information that would be required if we were filing a general form for registration of securities on Form 10 reflecting us and our securities upon consummation of the transaction, including information on the new business and new management after closing.

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In connection with our acquisition of a business, our present shareholders, including our sole officer and director, may, as a negotiated element of the acquisition, sell a portion or all of our common stock held by him at a significant premium over his original investment in the shares.  It is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of “restricted securities” held by persons no longer affiliated with our company and thereby reduce the potential adverse impact on the public market in our common stock that could result from substantial sales of such shares after the restrictions no longer apply.  As a result of such sales, affiliates of the entity participating in the business reorganization with us would acquire a higher percentage of equity ownership in our company.  Public investors will not receive any portion of the premium that may be paid in the foregoing circumstances.  Furthermore, our shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction.

In the event sales of shares by our present stockholders, including our sole officer and director, is a negotiated element of a future acquisition, a conflict of interest may arise because our director will be negotiating for the acquisition on behalf of our company and for sale of his shares for his own respective accounts.  Where a business opportunity is well suited for acquisition by us, but affiliates of the business opportunity impose a condition that management sell his shares at a price which is unacceptable to him, management may not sacrifice his financial interest for us to complete the transaction.  Where the business opportunity is not well suited, but the price offered management for his shares is high, management will be tempted to effect the acquisition to realize a substantial gain on their shares.  Management has not adopted any policy for resolving the foregoing potential conflicts, should they arise, and does not intend to obtain an independent appraisal to determine whether any price that may be offered for their shares is fair.  Stockholders must rely, instead, on the obligation of management to fulfill its fiduciary duty under state law to act in the best interests of our company and its stockholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws.  Securities, including shares of our common stock, issued by us in such a transaction would be “restricted securities” as defined in Rule 144 promulgated by the Securities and Exchange Commission.  Under amendments to Rule 144 recently adopted by the Commission, and which took effect on February 15, 2008, these restricted securities could not be resold under Rule 144 until the following conditions were met:  we ceased to be a shell company; remained subject to the Exchange Act reporting obligations; filed all required Exchange Act reports during the preceding 12 months; and at least one year had elapsed from the time we filed “Form 10 information” reflecting the fact that we had ceased to be a shell company.  In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter.  Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by us in these circumstances would entail substantial expense for us.  The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called “tax-free” event under sections 351 or 368(a) of the Internal Revenue Code of 1986, (the “Code”).  In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity.  In such event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving entity.  Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganizations between corporate entities where one corporation is merged with or acquires the securities or assets of another corporation.  Generally, we will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of our voting securities.  It is not uncommon, however, that as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity.  Consequently, there is a substantial possibility that our shareholders immediately prior to the transaction would retain substantially less than 50% of the issued and outstanding shares of the surviving entity.

Therefore, regardless of the form of the business acquisition, it may be anticipated that stockholders immediately prior to the transaction will experience a significant reduction in their percentage of ownership in our company.

Notwithstanding the fact that we are technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as a recapitalization of the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company.

The manner in which we participate in a business will depend on the nature of the business, the respective needs and desires of us and other parties, the management of the business, and the relative negotiating strength of us and such other management.

We will participate in a business only after the negotiation and execution of appropriate written agreements.  Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms.

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Operation of Business After Acquisition

Our operation following the acquisition of a business will be dependent on the nature of the business and the interest acquired.  We are unable to predict whether we will be in control of the business or whether present management will be in control following the acquisition.  It may be expected that the business will present various risks, which cannot be predicted at the present time.

Employees

We currently have no employees.  Our sole executive officer serves on a part-time, as needed basis without cash compensation.  We currently do not anticipate that we will have any employees until we acquire, or are acquired by, an operating company.

Description of Property

We have no separate office facilities and do not presently anticipate the need to lease separate commercial office space or facilities.  Our offices are housed within the offices of Steven L. White, our sole officer and director and principal shareholder.  This office space is furnished at no cost to our company.

MANAGEMENT

Current Management

The following table sets forth as of October 28, 2008, the name and ages of, and position or positions held by, our sole executive officer and director and the employment background of this person:

Name	Age	Positions	Director Since
Steven L. White	53	Director, President, Secretary, & Treasurer	August 15, 2007

Mr. White earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in accounting and a minor in English.  He is a member of the American Institute of Certified Public Accountants and has been employed by firms located in Utah and Colorado.  Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses. He has been the owner and president and director of Sparrow, Inc., a small consulting business from 2000 to present; the president and director of eNutrition, Inc., from 2000 to 2003, a publicly traded company which sold nutritional products; the president and director of Excel Publishing, Inc., a publicly traded small publishing company from the fall of 2002 to the spring of 2003; the president and director of New Horizon Education, Inc., a publicly traded educational software company from 1998 to 2003; and the controller and chief financial officer of Phoenix Ink, LLC, a financial newsletter publisher, from 1999 to 2001.  Mr. White is currently serving as a director of USATCO, Inc., Millstream Ventures, Inc., and United Restaurant Management, Inc., each of which is a reporting company.

On November 17, 2006, Mr. White, on behalf of and as president of Liquitek Enterprises, Inc., a Nevada corporation, filed in United States Bankruptcy Court District of Nevada, a petition of bankruptcy under Chapter 11, which on August 24, 2007, was subsequently dismissed.  Mr. White became the president of Liquitek Enterprises, Inc. on September 15, 2006.  Liquitek Enterprises, Inc. is not an affiliate of our company and Mr. White is no longer an officer or director of Liquitek Enterprises, Inc.

Nominating Procedures

We do not have a standing nominating committee.  Section 10 of Article II of our Bylaws permits shareholders of record to make proposals for shareholder action or nominations for election as directors.  These communications must be delivered or mailed to our Secretary within certain specified times.  In the case of an annual meeting of shareholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, the notice must be given not less than 120 days prior to such anniversary date.  In the case of an annual meeting of shareholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders, the notice must be given not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.  Each proposal must include the reasons for the proposal and contact information for the shareholder making the proposal.  Nominations must contain specified information concerning the person being nominated together with the written consent of the party agreeing to be named a nominee and to serve as a director as elected.

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Code of Ethics

Our company has not yet adopted a code of ethics that applies to our principal executive officer and principal financial and accounting officer due to (a) our lack of resources, and (b) the limited nature of our business activities and financial and accounting transactions.  We intend to adopt a code of ethics as soon as the size and nature of our company’s business activities dictate that it would be prudent to do so.

Certain Relationships and Related Transactions

Steven L. White, our sole officer and director, provides office space at no cost to us.  This arrangement is not evidenced by a written agreement.  The arrangement may be terminated at any time by Mr. White.

Conflicts of Interest

Mr. White serves as the sole director of United Restaurant Management, Inc., Millstream Ventures, Inc., and USATCO, Inc., each of which is a shell company in varying stages of readiness to complete a potential reverse acquisition.  United Restaurant is a reporting company which has made application for quotation of its stock on the OTC Bulletin Board.  Millstream Ventures, Inc. is a reporting company the stock of which is quoted on the OTC Bulletin Board.  USATCO is a reporting company which is delinquent in its filing obligations.  Mr. White proposes to offer any potential target company to the first company which obtains a trading symbol and is otherwise ready to enter into a reverse acquisition transaction.  It is likely that United Restaurant would be in a position to entertain a potential reverse acquisition transaction prior to our company.  In such event, the first reverse acquisition transaction made known to Mr. White would be made to this entity.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  As a result, we have adopted the independence standards of the American Stock Exchange to determine the independence of our directors and those directors serving on our committees.  These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.  Our board of directors has determined that our sole director would not meet this standard, and therefore, would be considered not to be independent.

Audit Committee Financial Expert

Our Board of Directors currently serves as our audit committee.  We have not identified an “audit committee financial expert,” as defined under Item 407(d)(5)(ii) of Regulation S-K.  Once a qualified independent member of our Board of Directors is retained, we intend to appoint that individual as our audit committee financial expert.

Indemnification

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Section 2 of Article X of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of our company, or who is serving at our request or direction as a director, officer, employee, agent or fiduciary of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding.  The advancement of expenses in these actions is contingent upon the person undertaking to repay the amounts advanced if it is ultimately determined that such person was not entitled to indemnification.  Article VIII of our Bylaws also mandates similar indemnification provisions.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Executive Compensation

Steven L. White has served as our chief executive officer since August 15, 2007.  Prior to Mr. White, Ronald Jolley served as chief executive during 2007 and 2006.  Neither Mr. White nor Mr. Jolley received compensation from us during the years ended December 31, 2007 or 2006.

Equity Awards

Neither of the named executive officers above held any unexercised options, stock that had not vested, or equity incentive plan awards at December 31, 2007.

Director Compensation

No compensation was paid to or earned by any director during the year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of October 28, 2008, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Steven L. White 374 East 400 South, Suite 3 Springville, UT 84663	15,100,000	83.4%

Executive Officers and Directors as a Group (1 Person)	15,100,000	83.4%

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of October 28, 2008, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage based on 18,113,750 shares of common stock outstanding as of October 28, 2008.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the percentage of common stock each person will own after the offering, assuming they sell all of the shares offered, without regard to any limitation on conversion or exercise.

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	Beneficial	Percentage of	Amount to be	Percentage of
	Ownership	Common Stock	Offered for the	Common Stock
	Before	Owned Before	Security Holder's	Owned After
Name	Offering	Offering	Account	Offering (1)
1st Orion Corp	550,000	3.0%	550,000	0
1st Zamora Corp	200,750	1.1%	200,750	0
Caroline Anderson	1,250	*	1,250	0
Jeannene Barham	2,500	*	2,500	0
Iva Bartova	2,500	*	2,500	0
Travis Dastrup	1,000	*	1,000	0
David's Odyssey LLC	1,000	*	1,000	0
Allyson Davidson	5,000	*	5,000	0
William R. Davidson	250	*	250	0
Chad Davis	102,000	*	102,000(2)	0
Collette Davis	2,000	*	2,000	0
Courtney Davis	1,000	*	1,000	0
Debra Edwards	1,000	*	1,000	0
Ken Edwards	4,250	*	4,250	0
Camille Gardner	2,500	*	2,500	0
Deborah Gardner	1,000	*	1,000	0
Douglas & Camille Gardner	1,000	*	1,000	0
Scott Hansen	5,000	*	5,000	0
Carol Jensen	2,500	*	2,500	0
David & Lori Jolley	5,000	*	5,000	0
Kimberlee Jolley-Jones	1,000	*	1,000	0
Marianne Jolley	1,000	*	1,000	0
Michael Jolley	1,000	*	1,000	0
Michelle Jolley	1,500	*	1,500	0
Nancy Jolley	43,000	*	43,000	0
Ronald Jolley(5)	43,000	*	43,000	0
William Jones	60,000	*	60,000(2)	0
Leon E. Lee	100,000	*	100,000(2)	0
Cassandra Linza	1,250	*	1,250	0
Brian M. McAdam	85,000	*	85,000(2)	0
Claudia McAdam	100,000	*	100,000(2)	0
Gary J. McAdam	370,000(3)	2.0%	370,000(2)	0
Kevin C. McAdam	85,000	*	85,000(2)	0
National Financial Services LLC	25,000	*	25,000	0
Christy Nemelka	70,000(6)	*	45,000(2)	0
Nemelka Family Investments LLC	15,000	*	15,000	0
Ingrid Nemelka	200,250	1.1%	200,250(2)	0
Joseph Nemelka	75,000	*	75,000	0
Melanie Nemelka	1,000	*	1,000	0
Mike Nemelka	4,000	*	4,000	0
Roger Nemelka	2,500	*	2,500	0

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Maridan Noyes	1,250	*	1,250	0
Carolyn Reid	2,500	*	2,500	0
Rusty Reid	4,000	*	4,000	0
Travis Reid	1,000	*	1,000	0
Chantel Smith	1,250	*	1,250	0
Laura Lee Sorensen	250	*	250	0
Summer Ventures Inc	300,000	1.7%	300,000	0
Heimy Taylor	5,000	*	5,000	0
The Brian Michael McAdam Trust	5,000	*	5,000	0
The Kevin Christopher McAdam Trust	5,000	*	5,000	0
The Quest for the Gift of Life Foundation	150,000		150,000	0
Chris Trapnell	280,000	1.6%	280,000(2)	0
Greg Trapnell	20,000	*	20,000(2)	0
Jeff Trapnell	20,000	*	20,000(2)	0
Traum-Urlaub Inc	60,000	*	60,000	0
Angela White	1,000	*	1,000	0
Kelly Anne White	750	*	750	0
Steve L. White(4)	15,100,000	83.4%	100,000(2)	82.8%
Zachary J. S. White	750	*	750	0
Cody Winterton	3,000	*	3,000	0
Kathryn Winterton	2,000	*	2,000	0
TOTAL	18,113,750		3,113,750

* Less than 1%

(1)

Assumes that all securities registered will be sold.  The percentage is based upon 18,113,750 shares outstanding at October 28, 2008.

(2)

Except as designated below, these shares were purchased from us in a non-public offering which closed on August 6, 2008. Each person paid $0.025 per share for these shares. Of the shares owned by Chad Davis, 100,000 were purchased in this offering.  Of the shares owned by Brian M. McAdam and Kevin C. McAdam, 80,000 each were purchased in this offering. Of the shares owned by Gary McAdam, 140,000 were purchased in this offering.  Of the shares owned by Christy Nemelka, 20,000 were purchased in this offering.  Of the shares owned by Ingrid Nemelka, 100,000 were purchased in this offering.

(3)

Includes 340,000 shares held in entities controlled by Mr. McAdam.

(4)

Mr. White has been the sole officer and director and controlling shareholder of our company since August 15, 2007.

(5)

Mr. Jolley served as director and President of our company until August 15, 2007.

(6)

Includes 25,000 shares owned by National Financial Services, LLC, an entity controlled by Ms. Nemelka.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

19

DESCRIPTION OF SECURITIES

Common Stock

The shares registered pursuant to the registration statement, of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

We are authorized to issue up to 200,000,000 shares of $0.001 par value common stock.  The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company.  Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Under Nevada corporate law, holders of our company’s common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our board of directors.

PLAN OF DISTRIBUTION

We are registering outstanding shares of Common Stock to permit the resale of these shares by the selling stockholders, from time to time, after the date of this prospectus.  We will not receive any of the proceeds from the sales by the selling stockholders of these shares.  We estimate that the costs of this offering will be approximately $35,000.  We will bear all fees and expenses incident to our obligation to register the shares being sold by the selling stockholders.

Our selling stockholders have set a price of $0.0375 per share to sell their shares until our shares are quoted on the OTC Bulletin Board.  Thereafter the shares may be sold at prevailing market prices or privately negotiated prices.  The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may also sell the shares pursuant to the exemption of Rule 144 under the Securities Act of 1933, as permitted by the rule.

If the selling stockholders effect sales of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

20

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of their shares.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.  If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Sales of the shares may have an adverse effect on the market price of the common stock.  Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the common stock.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law, Salt Lake City, Utah.

EXPERTS

Our financial statements for the years ended December 31, 2007 and 2006 appearing in this prospectus have been audited by Michael J. Larsen, PC and are included in reliance upon such reports given upon the authority of Michael J. Larsen, PC as an expert in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, (SEC File No. 333-99515) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes the prospectus of Jolley Marketing, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file periodic reports and other documents with the SEC.  We do not presently intend to voluntarily furnish you with a copy of our annual report.  You may read and copy any materials we file with the Securities and Exchange Commission at the public reference room of the Commission at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at Public Reference Room.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

21

PART F/S

JOLLEY MARKETING, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

JOLLEY MARKETING, INC.

CONTENTS

PAGE

--	Report of Independent Registered Public Accounting Firm	F-3

--	Balance Sheets, December 31, 2007 and 2006	F-4

--	Statements of Operations, for the years ended
	December 31, 2007 and 2006	F-5

--	Statements of Stockholders’ Equity, for the years
	ended December 31, 2007 and 2006	F-6

--	Statements of Cash Flows, for the years ended
	December 31, 2007 and 2006	F-7

--	Notes to Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Jolley Marketing, Inc.

I have audited the accompanying balance sheets of Jolley Marketing, Inc. (“JMI”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2007 and 2006.  JMI’s management is responsible for these financial statements.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JMI as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2 to the financial statements, the company incurred a net loss of $9,544 during the year ended December 31, 2007, had negative cash flows from operating activities, had revenues decrease by 65%, and discontinued its operations in June 2008, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael J. Larsen, PC

Sandy, Utah

October 30, 2008

JOLLEY MARKETING, INC.

BALANCE SHEETS

ASSETS
	December 31,	December 31,
	2007	2006

CURRENT ASSETS:
Cash	$21,768	$-
Prepaid expense	5,193	-
Loan receivable – related party	8,668	29,337
Total Current Assets	35,629	29,337

Total Assets	$35,629	$29,337

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,281	$8,242
Total Current Liabilities	9,281	8,242

DEFERRED INCOME TAX LIABILITIES	-	203
Total Liabilities	9,281	8,445

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value,
10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.001 par value,
200,000,000 shares authorized,
16,913,750 and 1,913,750 shares
issued and outstanding, respectively	16,914	1,914
Capital in excess of par value	128,336	128,336
Retained earnings (deficit)	(118,902)	(109,358)

Total Stockholders' Equity	26,348	20,892

Total Liabilities and Stockholders’ Equity	$35,629	$29,337

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

STATEMENTS OF OPERATIONS

	For the year	For the year
	ended	ended
	December 31,	December 31,
	2007	2006

REVENUE	$-	$-

OPERATING EXPENSES:
Professional fees	11,457	563
Other general and administrative	2,160	868
Total Operating Expenses	13,617	1,431

LOSS BEFORE OTHER INCOME	(13,617)	(1,431)

OTHER INCOME:
Interest income – related party	2,331	1,954

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,286)	523

CURRENT INCOME TAX BENEFIT (EXPENSE)	458	41

DEFERRED INCOME TAX BENEFIT (EXPENSE)	203	(203)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(10,625)	361

DISCONTINUED OPERATIONS:
Income from operations of discontinued lighting supplies business	1,339	1,252
Income tax benefit (expense)	(258)	(241)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,081	1,011

NET INCOME (LOSS)	$(9,544)	$1,372

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
Continuing operations	$(0.00)	$0.00
Discontinued operations	0.00	0.00
Net income (loss) per common share	$(0.00)	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	6,968,545	1,909,366

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

					Capital in
	Preferred Stock		Common Stock		Excess of	Retained
	Shares	Amount	Shares	Amount	Par Value	Deficit
BALANCE, December 31, 2005	-	$-	1,863,750	$1,864	$127,386	$(110,730)

Issuance of 50,000 shares of common
stock for cash at $0.02 per share, February 2006	-	-	50,000	50	950	-

Net income for the year ended
December 31, 2006	-	-	-	-	-	1,372

BALANCE, December 31, 2006	-	-	1,913,750	1,914	128,336	(109,358)

Issuance of 15,000,000 shares of common
stock for cash at $0.001 per share, August 2007	-	-	15,000,000	15,000	-	-

Net loss for the year ended
December 31, 2007	-	-	-	-	-	(9,544)

BALANCE, December 31, 2007	-	$-	16,913,750	$16,914	$128,336	$(118,902)

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

STATEMENTS OF CASH FLOWS

	For the year	For the year
	ended	ended
	December 31,	December 31,
	2007	2006
Cash Flows From Operating Activities:
Net income (loss)	$(9,544)	$1,372
Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities:
Changes in assets and liabilities:
(Increase) in prepaid expense	(5,193)	-
(Increase) decrease in related party accrued interest receivable	1,044	(1,054)
Increase in accounts payable	1,039	618
Increase (decrease) in deferred income tax liabilities	(203)	203

Net Cash Provided (Used) by
Operating Activities	(12,857)	1,139

Cash Flows From Investing Activities:
Loans to related party	(2,422)	(23,745)
Repayment of loans to related party	22,047	-

Net Cash Provided (Used) by
Investing Activities	19,625	(23,745)

Cash Flows From Financing Activities:
Proceeds from common stock issuances	15,000	1,000

Net cash provided by financing activities	15,000	1,000

Net Increase (Decrease) in Cash	21,768	(21,606)

Cash at Beginning of Period	-	21,606

Cash at End of Period	$21,768	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:
For the year ended December 31, 2007:
None
For the year ended December 31, 2006:
None

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Jolley Marketing, Inc. (“the Company”) was organized under the laws of the State of Nevada on December 3, 1998.  The Company sold lighting products to industrial, commercial, and residential customers through June 2008, when the Company discontinued its operations.

In September 2002 the Company filed SEC Form SB-2 but immediately withdrew the filing in November of the same year due to health problems of the Company’s president.  None of the Company’s securities were offered, or sold, under this registration.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Fair Value of Financial Instruments - The carrying value of the loan receivable approximates fair value based on interest rates available for similar instruments.  No financial instruments are held for trading purposes.

Dividends - The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Revenue Recognition - The Company recognizes revenue net of sales taxes when rights and risk of ownership have passed to the customer, when there is persuasive evidence of an arrangement, the product has been delivered to the customer, the price and terms are finalized, and collection of resulting receivable is reasonably assured.

Receivables - The Company carries its receivables at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its receivables and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The Company’s policy is not to accrue interest on accounts receivable. Receivables are written off as uncollectible at the time management determines that collection is unlikely. At December 31, 2007 and 2006, the Company considered all remaining receivables to be fully collectible. Accordingly, there was no allowance for doubtful accounts. Bad debt expense was $0 and $0 for the years ended December 31, 2007 and 2006, respectively.

JOLLEY MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, during the year ended December 31, 2007, the Company incurred a net loss of $9,544, had negative cash flows from operating activities, and had revenues decrease by 65%.  Further, the Company discontinued its operations in June 2008.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - DISCONTINUED OPERATIONS

In June 2008, the Board of Directors of the Company approved discontinuing the lighting business operation.  The decision was based upon consideration of 1) increasing competition in the industry, 2) dwindling sales, and 3) elevated costs associated with generating sales.  The discontinuation was effected on June 30, 2008 by abandoning the operations under the direction of the Board of Directors.  During the years ended December 31, 2007 and 2006, the revenues from the discontinued operations were $3,263 and $9,232, respectively, and the pretax income was $1,339 and $1,252, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Loans Receivable - During the years ended December 31, 2007 and 2006, respectively, the Company loaned $2,422 and $23,745 to a former officer/stockholder of the Company and the former officer/stockholder repaid $22,047 and $0 of the loans.  The loans bear interest at 8% per annum and are due on demand.  At December 31, 2007 and 2006, respectively, the former officer/stockholder owed $8,668 and $29,337 to the Company.  During the years ended December 31, 2007 and 2006, respectively, the Company recorded interest income of $2,331 and $1,954.

Management Compensation - During the years ended December 31, 2007 and 2006, the Company paid no compensation to its officers and directors.

Office Space - The Company has not had a need to rent office space.  Officers/stockholders of the Company have allowed the Company to use their offices as a mailing address, as needed, at no cost to the Company.

Shareholder Advance – In August 2007, an officer and shareholder of the Company advanced $100 to the Company.  The advance was repaid in August 2007.

Common Stock Issuances - In August 2007, the Company issued 15,000,000 shares of its previously authorized but un-issued common stock for $15,000 cash, or $0.001 per share, to an officer of the Company.  This issuance resulted in a change in control of the Company.

In February 2006, the Company issued 50,000 shares of its previously authorized but un-issued common stock for $1,000 cash, or $0.02 per share, to a shareholder of the Company.

JOLLEY MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - CAPITAL STOCK

Stock Split - In August 2007, the Company effected a 10-for-1 reverse stock split.  The financial statements for all periods presented have been restated to reflect the reverse stock split.

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $0.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at December 31, 2007 and 2006.

NOTE 6 - INCOME TAXES

At December 31, 2007 and December 31, 2006, respectively, the total of all deferred tax assets was $757 and $0 and the total of the deferred tax liabilities was $2 and $203. The Company has available at December 31, 2007, a net operating loss carryforward of approximately $3,900, which may be applied against future taxable income and which expires in 2027.   If certain substantial changes in the Company’s ownership should occur, there will be an annual limitation on the amount of net operating loss carryforward which can be utilized.  The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance equal to the net deferred tax assets and, therefore, no deferred tax asset has been recognized.  The net deferred tax assets are $755 and $0 as of December 31, 2007 and 2006, respectively, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the year ended December 31, 2007 is $755.

The components of income tax benefit (expense) from continuing operations for the year ended December 31,

	2007	2006
Current income tax benefit (expense):
Federal	$339	$30
State	119	11
Current tax benefit (expense)	$458	$41

Deferred tax benefit (expense) arising from:
Related party accrued interest income	$201	$(203)
Net operating loss carryforward	757	-
Change in valuation allowance	(755)	-
Net deferred tax benefit (expense)	$203	$(203)

A reconciliation of income taxes from operations at the statutory rates to income taxes at the company's effective rates is as follows for the year ended December 31:

	2007	2006

Federal	15.00%	15.00%
State, net of federal benefit	4.25	4.25
Non-deductible expenses	(6.70)	11.73
Valuation allowance	(6.69)	-

Effective income tax rate	5.86%	30.98%

JOLLEY MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES (Continued)

The temporary differences, and carryforwards gave rise to the following deferred tax assets (liabilities) as of December 31:

	2007	2006
Net current deferred tax assets (liabilities)	$-	$-
Net operating loss carryforward	$757	$-
Related party accrued interest income	(2)	(203)
Valuation allowance	(755)	-
Net non-current deferred tax assets (liabilities)	$-	$(203)

NOTE 7 - CONCENTRATIONS

The Company’s loans receivable are owed by a single related party.

The Company’s discontinued operations were dependant upon the economy of the Utah County area.  Sales from discontinued operations included sales to six major customers, each of which accounted for 10% or more of the total sales of the Company for at least one year presented, as follows:

	Percent of	Percent of
Customer	2007 Sales	2006 Sales
A	27%	13%
B	16	-
C	11	-
D	-	37
E	3	14
F	-	10

Totals	57%	74%

NOTE 8 - SUBSEQUENT EVENTS

In June 2008, the Board of Directors of the Company approved discontinuing the lighting business and operations.

In August 2008, the Company issued 1,200,000 shares of its previously authorized but un-issued common stock for $30,000 cash, or $0.025 per share, through a private placement.

JOLLEY MARKETING, INC.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

JOLLEY MARKETING, INC.

CONTENTS

PAGE

--	Unaudited Condensed Balance Sheets at September 30, 2008
	and December 31, 2007	F-14

--	Unaudited Condensed Statements of Operations, for the three and nine
	months ended September 30, 2008 and 2007	F-15

--	Unaudited Condensed Statements of Cash Flows,
	for the nine months ended September 30, 2008 and 2007	F-16

--	Notes to Unaudited Condensed Financial Statements	F-17

JOLLEY MARKETING, INC.

UNAUDITED CONDENSED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2008	2007
CURRENT ASSETS:
Cash	$10,441	$21,768
Prepaid expense	2,257	5,193
Loan receivable – related party	-	8,668
Total Current Assets	12,698	35,629

Total Assets	$12,698	$35,629

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$-	$9,281
Total Current Liabilities	-	9,281

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value,
10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.001 par value,
200,000,000 shares authorized,
18,113,750 and 16,913,750 shares
issued and outstanding, respectively	18,114	16,914
Capital in excess of par value	154,181	128,336
Retained Earnings (Deficit)	(159,597)	(118,902)

Total Stockholders' Equity	12,698	26,348

Total Stockholder’s Equity and Liabilities	$12,698	$35,629

Note: The balance sheet at December 31, 2007 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES:
Professional fees	24,368	3,650	40,463	3,650
Other general and administrative	576	604	1,086	1,511
Total Operating Expenses	24,944	4,254	41,549	5,161

LOSS BEFORE OTHER INCOME	(24,944)	(4,254)	(41,549)	(5,161)

OTHER INCOME:
Gain on settlement of debt	1,749	-	1,749	-
Interest income – related party	124	606	469	1,759
Total Other Income	1,873	606	2,218	1,759

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	(23,071)	(3,648)	(39,331)	(3,402)

CURRENT INCOME TAX BENEFIT (EXPENSE)	-	648	-	539

DEFERRED INCOME TAX BENEFIT (EXPENSE)	-	203	-	203

INCOME (LOSS) FROM CONTINUING OPERATIONS	(23,071)	(2,797)	(39,331)	(2,660)

DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued
lighting supplies business	-	551	(1,364)	1,762
Income tax benefit (expense)	-	(106)	-	(339)
INCOME (LOSS) FROM DISCONTINUED
OPERATIONS	-	445	(1,364)	1,423

NET INCOME (LOSS)	$(23,071)	$(2,352)	$(40,695)	$(1,237)

BASIC AND DILUTED INCOME (LOSS) PER
COMMON SHARE:
Continuing operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Discontinued operations	-	0.00	(0.00)	0.00
Net income (loss) per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	17,690,489	6,968,098	17,174,553	3,617,047

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the nine	For the nine
	months ended	months ended
	September 30,	September 30,
	2008	2007

Cash Flows From Operating Activities:
Net Income (loss)	$(40,695)	$(1,237)
Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities:
Gain on settlement of debt	(1,749)	-
Changes in assets and liabilities:
(Increase) decrease in prepaid expense	2,936	(10,000)
(Increase) decrease in related party accrued interest receivable	9	(1,759)
Increase (decrease) in accounts payable	(7,532)	392
Increase (decrease) in deferred tax liabilities	-	(203)

Net Cash Provided (Used) by
Operating Activities	(47,031)	(12,807)

Cash Flows From Investing Activities:
Loans to related party	-	(2,081)
Repayment of loans to related party	8,659	-

Net Cash Provided (Used) by
Investing Activities	8,659	(2,081)

Cash Flows From Financing Activities:
Capital contributions	63	-
Stock offering costs	(3,018)	-
Proceeds from common stock issuances	30,000	15,000

Net cash provided by financing activities	27,045	15,000

Net Increase (Decrease) in Cash	(11,327)	112

Cash at Beginning of Period	21,768	-

Cash at End of Period	$10,441	$112

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the nine months ended September 30, 2008:

None

      For the nine months ended September 30, 2007:

None

The accompanying notes are an integral part of these financial statements.

JOLLEY MARKETING, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2008 and 2007 and for the periods then ended have been made.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements. The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, during the nine months ended September 30, 2008, the Company incurred a net loss of $40,695, had negative cash flows from operating activities, and discontinued its operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - DISCONTINUED OPERATIONS

In June 2008, the Board of Directors of the Company approved discontinuing the lighting business operation.  The decision was based upon consideration of 1) increasing competition in the industry, 2) dwindling sales, and 3) elevated costs associated with generating sales.  The discontinuation was effected on June 30, 2008 by abandoning the operations under the direction of the Board of Directors.  During the nine months ended September 30, 2008 and 2007, the revenues from the discontinued operations were $2,361 and $2,707, respectively, and the pretax income (loss) was $(1,364) and $1,762, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Loans Receivable - During the nine months ended September 30, 2008 and 2007, respectively, the Company loaned $0 and $2,081 to a former officer/stockholder of the Company and the former officer/stockholder repaid $8,659 and $0 of the loans.  At September 30, 2008, the former officer/stockholder owed no amount to the Company.  During the nine months ended September 30, 2008 and 2007, respectively, the Company recorded interest income of $469 and $1,759.

Capital Contribution - In September 2008, a former officer/stockholder of the Company contributed $63 to the Company.

Common Stock Issuances - In August 2008, the Company issued 100,000 shares of its previously authorized but un-issued common stock for $2,500 cash, or $0.025 per share, to an officer/stockholder of the Company as part of a private placement [See Note 5].

JOLLEY MARKETING, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 - CAPITAL STOCK

In August 2008, the Company issued 1,200,000 shares of its previously authorized but un-issued common stock for $30,000 cash, or $0.025 per share, in a private placement.  The Company issued 100,000 of these shares to an officer/stockholder of the Company [See Note 4].  Offering costs for the private placement totaled $3,018 and were offset against the proceeds.

NOTE 6 - INCOME TAXES

The Company has available at September 30, 2008, net operating loss carryforwards of approximately $44,300 which may be applied against future taxable income and which expire in 2027 and 2028.  The net deferred tax assets are approximately $8,530 and $760 as of September 30, 2008 and December 31, 2007, respectively, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the nine-month period ended September 30, 2008 is approximately $7,770.

NOTE 7 - CONCENTRATIONS

The Company’s discontinued operations were dependant upon the economy of the Utah County area.  Sales from discontinued operations included sales to six major customers, each of which accounted for 10% or more of the total sales of the Company for at least one nine-month period presented, as follows:

	Percent of	Percent of
Customer	2008 Sales	2007 Sales
A	40%	-%
B	21	-
C	-	25
D	-	14
E	-	13
F	6	10

Totals	67%	62%

[OUTSIDE BACK COVER]

JOLLEY MARKETING, INC.
(A Nevada Corporation)

3,113,750 Shares

Common Stock

_

PROSPECTUS

_

JOLLEY MARKETING, INC.

374 East 400 South

Suite 3

Springville, UT  84663

Telephone (801) 489-9438

_______________, 2008

Until                            , 2008, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Section 2 of Article X of our Articles of Incorporation provides that we are required to indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of our company, or who is serving at our request or direction as a director, officer, employee, agent or fiduciary of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding.  The advancement of expenses in these actions is contingent upon the person undertaking to repay the amounts advanced if it is ultimately determined that such person was not entitled to indemnification.  Article VIII of our bylaws contain similar provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$5
State filing Fees	2,500
Printing and Engraving Expenses	5,000
Edgarizing Costs	5,000
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	15,000
Miscellaneous	2,495
Total	$35,000

We will pay all of the costs of this registration statement.

Item 26.  Recent Sales of Unregistered Securities

From March 1, 2005, through February 1, 2006, we sold 750,000 shares to 1st Zamora Corp. for $15,000.  The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  1st Zamora Corp. was an accredited investor as defined in Rule 501 of Regulation D at the time of the purchase.  The corporation delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares.  It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  First Zamora Corp. represented that its representative was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering.  No underwriting discounts or commissions were paid in connection with the offering.

On August 30, 2007, we sold 15,000,000 shares to Steven L. White for $15,000.  The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  Mr. White was an accredited investor as defined in Rule 501 of Regulation D at the time of the purchase.  The corporation delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares.  Mr. White represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  He also represented that he was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering.  No underwriting discounts or commissions were paid in connection with the offering.

In August 2008 we completed a non-public offering of 1,200,000 shares of common stock for $0.025 per share for gross proceeds of $30,000.  The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  All of the 13 investors were accredited investors as defined in Rule 501 of Regulation D at the time of the purchase.  Each investor in this offering is also a selling stockholder in this registration statement.  Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares.  They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor represented they were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering.  No underwriting discounts or commissions were paid in connection with the offering.

Item 27.  Exhibits

The following exhibits are filed with this registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Common Stock Certificate
4.2	Form of Registration Rights Agreement for Selling Stockholders from Private Offering Completed August 6, 2008, with schedule of investors
4.3	Form of Registration Rights Agreement for Other Selling Stockholders, with schedule of investors
5.1	Legal Opinion
10.1	Registration Rights Agreement dated August 1, 2008, with Steven L. White (included in Exhibit 4.2)
23.1	Consent of Michael J. Larsen, PC, independent registered public accounting firm
23.2	Consent of Attorney (included in Exhibit 5.1)

Item 28.  Undertakings

The undersigned registrant hereby undertakes:

  (1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or an material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Springville, Utah, on October 31, 2008.

JOLLEY MARKETING, INC.

By:  /s/ Steven L. White

Steven L. White, President

(Principal Executive, Financial,

and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME

TITLE

DATE

/s/ Steven L. White

Director and President

October 31, 2008

Steven L. White

(Principal Executive,

Financial and Accounting

Officer)

II-4